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                                                                   EXHIBIT 10.26

                           Chou Golf Design Labs, Inc.
                  Research, Development and Consulting Contract

     This Agreement (the "Agreement") is entered into and effective as of October 8, 1996, between Hippo, Inc. a corporation organized and existing under the laws of the state of Delaware with its principal place of business at 4400 North Federal Highway, Suite 210, Boca Raton, Florida ("Hippo") and Chou Golf Design Labs, Inc., a corporation existing under the laws of the State of Pennsylvania with its principal place of business at 3260 Horizon Drive, King of Prussia, Pennsylvania ("Chou"). In consideration of the mutual promises and covenants contained in this Agreement, Hippo and Chou agree as follows:

1.   Scope of Work

     Chou shall perform research and development, engineering, consulting, product testing and development tasks, hereinafter collectively referred to as "Work" for Hippo during the term of this Agreement. In that capacity, Chou will design, develop, source, and test at Hippo's direction such products which may include, but are not limited to: golf clubs, golf club heads, shafts, grips, and ferrules "Golf Equipment". Chou will also design, develop, source, and test at Hippo's direction new methods of design, sourcing and manufacturing of golf equipment and new materials used in the production, manufacturing of or assembly of golf equipment. During the term of this Agreement, Chou shall use his best efforts in performing the Work.

2.   Compensation

     2.1 In full consideration of Chou's performance of the Work under this Agreement, Hippo shall pay Chou as follows:

          (a) During the period from October 1, 1996 to September 30, 1997 Chou shall be paid a monthly fee of $6,250.00. However, this fee will be credited against royalties (if any) should they become owed to Chou under paragraph 2.1(b).

          (b) Chou shall receive royalties at the rate of 2% of the Cost of Goods sold on any product developed by Chou for Hippo and sold by Hippo to third party customers for cumulative sales of each individual product line (based on Cost of Goods) of $1.00 to $20,000,000.00 and 1% of the Cost of Goods Sold over and above cumulative sales of $20,000,000.00.

          (c) All monthly payments due under Paragraph 2.1(a) shall be made on or before the last day of each month.


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          (d) All royalty payment by Hippo shall be made quarterly, payable within 45 days after each calendar quarter ending on the last of March, June, September and December and based on sales by Hippo during the quarter for which Hippo has received payment.

          (e) "Cost of Goods" means the aggregate amount incurred by Hippo for finished goods as either (i) the aggregate amount charged by the appropriate manufacturer or supplier of the finished goods or (ii) in the case of goods assembled by Hippo, the aggregate amount charged by the appropriate manufacturer or supplier of the components, such as golf club heads, shafts or grips, plus the aggregate amount of other costs associated with the assembly of such components and the manufacture of the finished goods; in either case less deductions for any taxes, duties and charges, however, designated, imposed by any government or governmental agency, authority or subdivision thereof in connection with the manufacture, assembly or sale of the goods.

     2.2 Hippo shall reimburse Chou for travel expenses incurred by Chou at the written request of Chou and approved by Hippo.

3.   Chou's Warranties

     3.1 Chou represents and warrants that it has disclosed to Hippo any existing or contemplated activity which might involve a conflict of interest and it will recognize and avoid any situation that might involve a conflict of interest.

     3.2 Chou represents and warrants that (i) it is authorized to enter into and perform this Agreement, and (ii) it is subject to no contract or agreement with any person, corporation or government agency or other entity that will, in any manner, impede or prevent Chou from giving, and Hippo from receiving, the benefit of the Work to be performed under this Agreement.

     3.3 Chou represents and warrants that no information to be disclosed to Hippo in performance of this Agreement was or will be acquired by Chou (i) pursuant to any relationship in which Chou was obligated to hold such information in confidence for the benefit of any third party or (ii) by any unlawful or otherwise improper means.

     3.4. Chou represents and warrants that no information, software, materials, Golf Equipment Developments or other products delivered to Hippo under this Agreement will infringe upon, conflict with or violate any patent rights, copyrights, trade secrets or other proprietary rights of any person or entity.

     3.5 Chou will indemnify Hippo and hold it harmless from and against all losses, liabilities and claims that may arise out of or on account of any breach of Chou's representations, warranties and covenants set forth in this Agreement.

4.  Rights in Intellectual Property


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     4.1 Chou agrees that all discoveries, inventions, ideas, concepts, software, research and other information, processes, products, methods, designs, developments and improvements (whether or not patentable or subject to copyright protection), relating to or arising out of any of the Work, that are written, made, conceived, developed or reduced to practice by Chou, whether alone or jointly with others, (hereinafter collectively referred to as Developments) during the term of this Agreement will be disclosed solely to Hippo. Chou further agrees that Hippo has the right to independently and exclusively review and test all Developments for a period of one hundred twenty (120) days after their disclosure to Hippo ("Test Period").

     4.2 Chou agrees that upon written notice from Hippo within thirty (30) days after the expiration of the Test Period of Hippo's desired ownership of any Development, Chou agrees to assign to Hippo all of Chou's right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any Development. Chou agrees that to the extent the copyright laws of the United States shall apply to the Developments, the Developments shall constitute work made for hire under such copyright laws and hereby assigns and, to the extent any such assignment cannot be made at present, it hereby agrees to assign to Hippo all copyrights patents and other proprietary rights it may have in any such development, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights with respect thereto.

     4.3 Hippo agrees to use its best efforts to manufacture and produce for commercial distribution any Development assigned to Hippo within twenty (20) months of the assignment by Chou to Hippo. Should Hippo fail to use its best efforts to produce or manufacture for commercial distribution any Development during the twenty (20) month period, upon written request from Chou, all rights in said Development will be assigned by Hippo to Chou.

     4.4 Chou agrees to, and hereby does assign to Hippo all of is right, title and interest throughout the world in and to all products described in Appendix A attached hereto and incorporated herein by reference (hereinafter collectively referred to as "Hosel Products") and to anything tangible which evidences, incorporates, constitutes, represents or records any Hosel Product. Chou agrees that to the extent the copyright laws of the United States shall apply to the Hosel Products, the Hosel Products shall constitute work made for hire under such copyright laws and hereby assigns and, to the extent any such assignment cannot be made at present, it hereby agrees to assign to Hippo all copyrights, patents and other proprietary rights it may have in any such development, together with the right to file for an/or own wholly without restriction United States and foreign patents, trademarks, and copyrights with respect thereto. Chou further agrees that the originals and all copies of all notebooks, disks, tapes, computer programs, reports, proposals and other documents and materials evidencing, incorporating, constituting, representing or recording any Hosel Product shall be the sole property of Hippo.

     4.5 Chou agrees that compensation for any Development by Chou, assigned to Hippo shall be that compensation described in Section 2.1(b).


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     4.6 Chou hereby undertakes, without payment of any consideration to Hippo in addition to the compensation described in Section 2.1 (i) promptly disclose developments to Hippo; (ii) assist Hippo in every reasonable manner to obtain patents or copyrights thereon in any and all such countries for Hippo's benefit;
(iii) to execute all such patent applications, patent or copyright assignments and other lawful documents, and to take all such other actions, as Hippo may request to obtain for Hippo all right, title and interest in and to any of the Developments or otherwise to carry out the purposes of this Agreement.

     The out-of-pocket cost of prosecuting patent applications and obtaining copyright registration shall be borne by Hippo.

     4.7 It is understood that Sections 4.1, 4.2 and 7 of this Agreement apply, without limitation, to any and all oral communications and writings, including, without limitation, notes, drawings, specifications, schematics, flow charts, software algorithms, and engineering, sales, marketing and financial plans, and studies and reports that are prepared, compiled or acquired by Chou during the term of this Agreement that relate to or arise out of any of the Work.

5.   Non-Disclosure and Confidentiality

     5.1 Chou acknowledges that in the course of performing work for Hippo, it will receive information about, and access to, trade secrets and other confidential and proprietary information (including, without limitation, the information, software and materials described in Section 4 of this Agreement) which are vital to the competitive position and success of Hippo. Hippo acknowledges that during the term of this Agreement it will receive information about, and access to, trade secrets and other confidential and proprietary information (including, without limitation, the information, software and materials described in Section 4 of this Agreement) which are vital to the competitive position and success of Chou.

     5.2 The Confidential Information will only be used for the purpose of completing the Work and such Confidential Information will be kept confidential by Chou and Hippo, except that the Confidential Information or portions thereof may be disclosed to Chou's or Hippo's representatives who need to know such Information and who agree to be bound by this Agreement.

     5.3 Without Hippo's prior written consent, for a period of five years following the disclosure of Confidential Information to Chou, neither Chou nor its representatives will disclose to any person such Information, the fact that such Information has been made available or that Chou is providing the Work, except as required by law and then only with prompt prior written notice to us.

     5.4 Without Chou's prior written consent, for a period of five years following the disclosure of Confidential Information to Hippo, neither Hippo nor its representatives will disclose to any person such Information, the fact that such Information has been made available or that Hippo is contracting the Work, except as required by law and then only with prompt prior written notice to us.

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     5.5 This Agreement does not apply to such portions of the Confidential
Information which (i) are or become generally available to the public (other than as a result of a disclosure by Chou or Chou's representatives), (ii) Chou can show were available to Chou on a non-confidential basis prior to their disclosure to Chou by Hippo from a source other than Hippo or one of its representatives which is entitled to disclose it or (iii) Chou can show it become available to Chou on a non-confidential basis from a source other than Hippo or its representatives, provided that such source is not known by Chou or Chou's representatives to be bound by a confidentiality agreement with Hippo or otherwise prohibited from transmitting the information to Chou by a contractual, fiduciary or other legal obligation.

     5.6 This Agreement does not apply to such portions of the Confidential Information which (i) are or become generally available to the public (other than as a result of a disclosure by Hippo or Hippo's representatives), (ii) Hippo can show were available to Hippo on a non-confidential basis prior to their disclosure to Hippo by Hippo from a source other than Chou or one of its representatives which is entitled to disclose it or (iii) Hippo can show it become available to Hippo on a non-confidential basis from a source other than Chou or its representatives, provided that such source is not known by Hippo or Hippo's representatives to be bound by a confidentiality agreement with Chou or otherwise prohibited from transmitting the information to Hippo by a contractual, fiduciary or other legal obligation.

     5.7 In the event Chou or anyone to whom Chou supplies Confidential Information to become legally compelled to disclose any of the Confidential Information, Chou will provide Hippo with prompt written notice of such event so that Hippo may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Chou agrees to furnish only that portion of the Confidential Information which, in the opinion of counsel, Chou is legally compelled to disclose and upon Hippo's request will exercise Chou's best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

     5.8 In the event Hippo or anyone to whom Hippo supplies Confidential Information to, become legally compelled to disclose any of the Confidential Information, Hippo will provide Chou with prompt written notice of such event so that Chou may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Hippo agrees to furnish only that portion of the Confidential Information which, in the opinion of counsel, Hippo is legally compelled to disclose and upon Chou request will exercise Hippo's best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

     5.9 The Term "Confidential Information" as used throughout this Agreement shall mean all Developments and all trade secrets, confidential or proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of Hippo (including Chou) or received by Hippo from an outside source, which is in the possession of Hippo (whether or not the property of Hippo) and which is maintained in secrecy or confidence by Hippo or which might permit Hippo or any of its customers

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to obtain a competitive advantage over competitors who do not have access to such Developments, trade secrets, confidential or proprietary information, or other data or information.

6.  Relationship of the Parties

     In performing the Work under this Agreement, Chou will at all times act as an independent contractor. This Agreement shall not constitute Chou an agent or legal representative of Hippo for any purpose whatsoever and creates no relationship of employment, principal and agent, partnership or joint ventures. Chou shall have no authority to bind Hippo or to create any express or implied obligation for Hippo, and Chou shall not hold itself out as having such authority. Chou shall have full responsibility for payment of, and shall pay, all compensation, social security, unemployment, withholding and other taxes and charges for all persons engaged by it in the performance of services hereunder, as and when the same become due and payable, and Hippo shall have no obligation to pay or make available any employee benefit to Chou or any person employed by or associated with Chou.

7.   Term and Termination

     7.1 Hippo may terminate this Agreement by sending written notice of termination to Chou at any time after Chou fails or neglects to perform any of its obligations hereunder, including, without limitation, the timely performance of the Work, or otherwise after Chou's breach of any provision hereof, such notice to be effective immediately upon sending. Following any such termination, Hippo shall have no further obligation to Chou.

     7.2 Chou may terminate this Agreement by sending written notice of termination to Hippo at any time after Hippo fails or neglects to perform any of its obligations hereunder, including Hippo's breach of any provision hereof, such notice to be effective immediately upon sending. Following any such termination, Chou shall have no further liability or obligation to Hippo.

     7.3 This Agreement shall terminate automatically if a petition in bankruptcy or seeking reorganization is filed by or against Chou, if an assignment for the benefit of creditors is made by Chou or if a receiver is appointed to take charge of all or part of Chou's assets or properties.

     7.4 This Agreement shall terminate automatically if a petition in bankruptcy or seeking reorganization is filed by or against Hippo, if an assignment for the benefit of creditors is made by Hippo or if a receiver is appointed to take charge of all or part of Hippo's assets or properties.

         7.5 Hippo and Chou understand and agree that their obligations under Sections 2.1(b), 3, 4, 5 and 8 hereof and this Section 7 shall survive and shall not be affected by any expiration or earlier termination of this Agreement.

8     Miscellaneous

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     8.1 Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified or overnight mail to the party.

     8.2 This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings between them relating thereto.

     8.3 It is understood that the majority of work performed by Chou under this Agreement will be performed by Art Chou. This Agreement will automatically be terminated should Art Chou no longer be a full time employee of Chou or should Art Chou no longer perform the majority of the Work under this Agreement. Chou shall not delegate or assign any of its rights, duties or obligations hereunder. Any purported assignment or delegation thereof by Chou shall be void and ineffective.

     8.4 Chou acknowledges and agrees that in the event of any breach of this Agreement, the Hippo would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that Hippo, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and/or to compel specific performance of this Agreement.

     8.5 This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of Florida and may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Any action on this Agreement shall be litigated in the courts of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

Chou Golf Design Labs, Inc.                Hippo

/S/ Art Chou                               /S/ Paul Berger              10/9/96
---------------------------                ------------------------------------
By: Art Chou                                  By: Paul Berger
    -----------------------                       -----------------------------
Its: President                                Its: CEO


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